Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 19, 2025, Rithm Capital Corp., a Delaware corporation (“Rithm”, “we”, “our” and “us”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of September 17, 2025 (as amended on October 8, 2025, the “Merger Agreement”), by and among Rithm, Paramount Group, Inc., a Maryland corporation (“Paramount”), Paramount Group Operating Partnership LP, a Delaware limited partnership and a subsidiary of Paramount (the “Operating Partnership”), Panorama REIT Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Rithm (“REIT Merger Sub”), and Panorama Operating Merger Sub LP, a Delaware limited partnership and a wholly owned subsidiary of Rithm (“Operating Merger Sub” and, collectively with Rithm and REIT Merger Sub, the “Rithm Parties”). Pursuant to the Merger Agreement, at the closing, (i) Operating Merger Sub merged with and into the Operating Partnership with the Operating Partnership surviving the merger (the “Surviving Partnership” and such merger, the “Partnership Merger”) and (ii) immediately following the consummation of the Partnership Merger, Paramount merged with and into REIT Merger Sub with REIT Merger Sub surviving the merger (the “Surviving Entity” and such merger, the “Company Merger” and, together with the Partnership Merger, the “Mergers”). As a result of the Mergers, the Operating Partnership became an entity indirectly controlled by Rithm, REIT Merger Sub survived as an entity indirectly controlled by Rithm, and the separate corporate existence of Paramount ceased.

As a result of the Partnership Merger, in accordance with the terms and conditions of the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each Common Unit of the Operating Partnership (each, a “Operating Partnership Common Unit”) that was issued and outstanding immediately prior to the Partnership Merger Effective Time was automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Conversion Factor (as defined in the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of October 26, 2020, by and between Paramount and the limited partners party thereto (the “OP Agreement”)) in effect on such date with respect to such Operating Partnership Common Units multiplied by (ii) $6.60, without interest (the “Partnership Merger Consideration”).

Each issued and outstanding Operating Partnership Common Unit held by (i) the Rithm Parties or any of their respective subsidiaries or (ii) Paramount or any of its subsidiaries (the “Acquired Companies”) as of the Partnership Merger Effective Time was automatically retired and ceased to exist, and no consideration was paid, nor did any rights inure or were any rights made with respect to such Operating Partnership Common Units in connection with or as a consequence of the Mergers.

As a result of the Company Merger, in accordance with the terms of the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, par value $0.01 per share, of Paramount (the “Company Common Stock”) that was issued and outstanding immediately prior to the Company Merger Effective Time was automatically cancelled and converted into the right to receive an amount in cash equal to $6.60 per share, without interest (the “Company Merger Consideration”).

Each issued and outstanding share of Company Common Stock held by (i) the Rithm Parties or any of their respective subsidiaries or (ii) any of the Acquired Companies as of the Company Merger Effective Time was automatically retired and ceased to exist, and no consideration was paid, nor did any rights inure or were any rights made with respect to such shares of Company Common Stock in connection with or as a consequence of the Mergers.

Paramount Compensatory Awards

At the Company Merger Effective Time and as a result of the Company Merger, (i) each option to purchase shares of Company Common Stock that was outstanding immediately prior to the Company Merger Effective Time was cancelled for no consideration and (ii) each restricted share of Company Common Stock that was outstanding immediately prior to the Company Merger Effective Time was cancelled and converted into the right to receive a cash payment equal to the Company Merger Consideration (subject to applicable tax withholding), without interest.

Operating Partnership Compensatory Awards

    At the Partnership Merger Effective Time, (i) each award of long-term incentive plan units of the Operating Partnership (the “Operating Partnership LTIP Units”) that was subject only to time-based vesting conditions vested in full (to the extent such award did not otherwise vest in full as a consequence of the Mergers pursuant to its terms) and (ii) each award of appreciation only Operating Partnership LTIP Units (the “Operating Partnership AOLTIP Units”) that was subject to vesting based on the achievement of certain performance goals, and that was unvested and outstanding immediately prior to the Partnership Merger Effective Time, vested in full (with the applicable performance goals being deemed satisfied at the “maximum” level of performance). Subject to certain exceptions, all Operating Partnership LTIP Units and all Operating Partnership AOLTIP Units vested and outstanding immediately prior to the Partnership Merger Effective Time were converted into Operating Partnership Common Units based on the applicable conversion factor set forth in the OP Agreement and such Operating Partnership Common Units were cancelled and converted into the right to receive the Partnership Merger Consideration. Certain Operating Partnership LTIP Units were cancelled and converted into the right to receive an amount in cash equal to the product of (x) the applicable conversion factor set forth in the OP Agreement and (y) the Company Merger Consideration (subject to applicable tax withholding), without interest.

Following the completion of the Mergers, the Operating Partnership and REIT Merger Sub (as the surviving entity of the Company Merger) became indirect wholly owned subsidiaries of Rithm. The consideration paid by Rithm in the Transaction was funded through a combination of cash on hand and a $50,000,000 equity investment from Rithm Property Trust Inc., which is externally managed by an affiliate of Rithm.
The following unaudited pro forma condensed combined financial information has been prepared as if the Mergers occurred on January 1, 2024 for purposes of the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with Rithm’s consolidated financial statements and notes, which are included in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 18, 2025, and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as filed with the SEC on October 31, 2025, and the financial statements and related notes of Paramount, and as Exhibits 99.1 and 99.2 to our Current Report on Form 8-K/A, filed with the SEC on February 19, 2026.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, the Mergers were accounted for as an asset acquisition, whereby the total purchase price was allocated to the assets acquired and liabilities assumed based on their relative fair values on a pro-rata basis. Under this method of accounting, the identifiable assets acquired and liabilities assumed were recorded at their estimated fair values as of the Closing Date, and no goodwill was recognized in connection with the Mergers.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the acquisition of Paramount by Rithm. The unaudited pro forma condensed combined financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or other synergies that may result from the Mergers. In addition, the unaudited pro forma condensed combined financial information does not consider any potential effects of changes in market conditions on revenues, expenses, fair values, asset dispositions, stock prices or other factors.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of what the results of operations would have been had the Mergers occurred on January 1, 2024, nor is it indicative of the future financial condition and results of operations of Rithm and Paramount.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

	Nine Months Ended September 30, 2025
	Rithm Historical	Paramount Historical, as Reclassified (a)	Acquisition Transaction Adjustments	Notes	Pro Forma Combined
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$1,724,899	$—	$—		$1,724,899
Change in fair value of MSRs and MSR financing receivables, net of economic hedges	(752,734)	—	—		(752,734)
Servicing revenue, net	972,165	—	—		972,165
Interest income	1,373,501	10,459	—		1,383,960
Gain on originated residential mortgage loans, held-for-sale, net	525,795	—	—		525,795
Other revenues	160,467	531,299	35,925	b	727,691
Asset management revenues	267,551	5,724	—		273,275
Total Revenues	3,299,479	547,482	35,925		3,882,886

Expenses
Interest expense and warehouse lines fees	1,239,612	129,903	16,483	c	1,385,998
General and administrative	714,213	429,661	6,949	d	1,150,823
Compensation and benefits	864,947	48,324	—	e	913,271
Total Expenses	2,818,772	607,888	23,432		3,450,092

Other Income (Loss)
Realized and unrealized gains, net	74,991	—	—		74,991
Other income (loss), net	44,360	2,968	(4,110)	f	43,218
	119,351	2,968	(4,110)		118,209
Income (Loss) before Income Taxes	600,058	(57,438)	8,383		551,003
Income tax benefit	(27,456)	(1,430)	—		(28,886)
Net Income (Loss)	627,514	(56,008)	8,383		579,889
Non-controlling interests in income (loss) of consolidated subsidiaries	7,586	2,750	5,276	g	15,612
Redeemable non-controlling interests in income of consolidated subsidiaries	7,862	—	—		7,862
Net Income (Loss) Attributable to Rithm Capital Corp.	612,066	(58,758)	3,107		556,415
Change in redemption value of redeemable non-controlling interests	15,611	—	—		15,611
Dividends on preferred stock	82,371	—	—		82,371
Net Income (Loss) Attributable to Common Stockholders	$514,084	$(58,758)	$3,107		$458,433

Net Income (Loss) per Share of Common Stock
Basic	$0.97	$(0.27)			$0.86
Diluted	$0.95	$(0.27)			$0.85
Weighted Average Number of Shares of Common Stock Outstanding
Basic	532,102,214	219,254,194			532,102,214
Diluted	539,857,368	219,254,194			539,857,368

Dividends Declared per Share of Common Stock	$0.75	$—			$0.75

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

	For the Year Ended December 31, 2024
	Rithm Historical	Paramount Historical, as Reclassified (a)	Acquisition Transaction Adjustments	Notes	Pro Forma Combined
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$1,993,319	$—	$—		$1,993,319
Change in fair value of MSRs and MSR financing receivables, net of economic hedges	(167,574)	—	—		(167,574)
Servicing revenue, net	1,825,745	—	—		1,825,745
Interest income	1,949,790	13,742	—		1,963,532
Gain on originated residential mortgage loans, held-for-sale, net	682,535	—	—		682,535
Other revenues	227,472	748,611	44,951	h	1,021,034
Asset management revenues	520,294	8,840	—		529,134
Total Revenues	5,205,836	771,193	44,951		6,021,980

Expenses
Interest expense and warehouse lines fees	1,835,325	166,952	28,602	i	2,030,879
General and administrative	868,484	551,883	(5,832)	j	1,414,535
Compensation and benefits	1,134,768	58,193	—	k	1,192,961
Total Expenses	3,838,577	777,028	22,770		4,638,375

Other Income (Loss)
Realized and unrealized losses, net	(215,705)	—	—		(215,705)
Other income (loss), net	57,255	(30,501)	(16,405)	l	10,349
	(158,450)	(30,501)	(16,405)		(205,356)
Income (Loss) before Income Taxes	1,208,809	(36,336)	5,776		1,178,249
Income tax expense	267,317	2,058	—		269,375
Net Income (Loss)	941,492	(38,394)	5,776		908,874
Non-controlling interests in income of consolidated subsidiaries	9,989	7,894	22,412	m	40,295
Net Income (Loss) Attributable to Rithm Capital Corp.	931,503	(46,288)	(16,636)		868,579
Dividends on preferred stock	96,456	—	—		96,456
Net Income (Loss) Attributable to Common Stockholders	$835,047	$(46,288)	$(16,636)		$772,123

Net Income (Loss) per Share of Common Stock
Basic	$1.69	$(0.21)			$1.56
Diluted	$1.67	$(0.21)			$1.55
Weighted Average Number of Shares of Common Stock Outstanding
Basic	495,479,956	217,240,620			495,479,956
Diluted	499,597,670	217,240,620			499,597,670

Dividends Declared per Share of Common Stock	$1.00	$—			$1.00

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Merger

Under the terms of the Merger Agreement, at the Effective Time, (i) Operating Merger Sub merged with and into the Operating Partnership, with the Operating Partnership surviving, and (ii) immediately following the consummation of the Partnership Merger, Paramount merged with and into REIT Merger Sub, with REIT Merger Sub surviving. In connection with the Partnership Merger, at the Partnership Merger Effective Time, each Operating Partnership Common Unit that was issued and outstanding immediately prior to the Partnership Merger Effective Time was automatically cancelled and converted into the right to receive. In connection with the Company Merger, at the Company Merger Effective Time, each outstanding share of Company Common Stock that was issued and outstanding immediately prior to the Company Merger Effective Time was automatically cancelled and converted into the right to receive the Company Merger Consideration.

On December 19, 2025, the Company completed the acquisition of Paramount for a total purchase price of approximately $1.8 billion, which includes transaction costs that were capitalized as part of the asset acquisition. The transaction was accounted for as an asset acquisition, pursuant to which the total purchase price was allocated to the identifiable assets acquired based on their relative fair values, and any excess purchase price was allocated to the acquired assets on a pro rata basis. No goodwill was recognized in connection with the acquisition.

2. Accounting Presentation and Policies

Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments Footnotes

The unaudited pro forma condensed combined statement of operations has been prepared as if the Merger had occurred on January 1, 2024 and includes the following adjustments:

Reclassifications

a.To ensure comparability and consistency within the combined financial statements, certain reclassifications have been recorded to conform Paramount's historical presentation to Rithm's presentation. These reclassification represent management’s best estimates based on currently available information and have no effect on previously reported net income.

	Nine Months Ended September 30, 2025
(Amounts in thousands)	Paramount Historical	Reclassification Adjustments	Notes	Paramount Historical, as Reclassified
Revenues:
Rental revenue	$511,741	$(511,741)	i	$—
Fee and other income	25,282	(25,282)	i, iii	—
Interest income	—	10,459	ii	10,459
Other revenues	—	531,299	i	531,299
Asset management revenues	—	5,724	iii	5,724
Total revenues	537,023	10,459		547,482
Expenses:
Operating	232,326	(232,326)	iv	—
Depreciation and amortization	176,707	(176,707)	iv	—
Transaction related costs	10,840	(10,840)	iv	—
Interest expense and warehouse lines fees	—	129,903	v	129,903
General and administrative	58,112	371,549	iv, vi	429,661
Compensation and benefits	—	48,324	vi	48,324
Total expenses	477,985	129,903		607,888
Other income (expense):
Loss from real estate related fund investments	(67)	67	vii	—
Loss from unconsolidated real estate related funds	(79)	79	vii	—
Income from unconsolidated joint ventures	2,620	(2,620)	vii	—
Interest and other income, net	10,953	(10,953)	ii	—
Interest and debt expense	(129,903)	129,903	v	—
Other income, net	—	2,968	ii, vii	2,968
Loss before income taxes	(57,438)	—		(57,438)
Income tax benefit	1,430	—		1,430
Net loss	(56,008)	—		(56,008)
Less net (income) loss attributable to noncontrolling interests in:
Noncontrolling interests in income of consolidated subsidiaries	—	(2,750)	viii	(2,750)
Consolidated joint ventures	(5,095)	5,095	viii	—
Consolidated real estate related funds	(2,556)	2,556	viii	—
Operating Partnership	4,901	(4,901)	viii	—
Net loss attributable to common stockholders	$(58,758)	$—		$(58,758)

	For the Year Ended December 31, 2024
(Amounts in thousands)	Paramount Historical	Reclassification Adjustments	Notes	Paramount Historical, as Reclassified
Revenues:
Rental revenue	$721,750	$(721,750)	ix	$—
Fee and other income	35,701	(35,701)	ix, xi	—
Interest income	—	13,742	x	13,742
Other revenues	—	748,611	ix	748,611
Asset management revenues	—	8,840	xi	8,840
Total revenues	757,451	13,742		771,193
Expenses:
Operating	303,278	(303,278)	xii	—
Depreciation and amortization	239,542	(239,542)	xii	—
Transaction related costs	923	(923)	xii	—
Interest expense and warehouse lines fees	—	166,952	xiii	166,952
General and administrative	66,333	485,550	xii, xiv	551,883
Compensation and benefits	—	58,193	xiv	58,193
Total expenses	610,076	166,952		777,028
Other income (expense):
Loss from real estate related fund investments	(128)	128	xv	—
Loss from unconsolidated real estate related funds	273	(273)	xv	—
Income from unconsolidated joint ventures	(47,359)	47,359	xv	—
Interest and other income, net	30,455	(30,455)	x	—
Interest and debt expense	(166,952)	166,952	xiii	—
Other income, net	—	(30,501)	x, xv	(30,501)
Loss before income taxes	(36,336)	153,210		(36,336)
Income tax benefit	(2,058)	—		(2,058)
Net loss	(38,394)	—		(38,394)
Less net (income) loss attributable to noncontrolling interests in:
Noncontrolling interests in income of consolidated subsidiaries	—	(7,894)	xvi	(7,894)
Consolidated joint ventures	(22,462)	22,462	xvi	—
Consolidated real estate related funds	10,292	(10,292)	xvi	—
Operating Partnership	4,276	(4,276)	xvi	—
Net loss attributable to common stockholders	$(46,288)	$—		$(46,288)
i.To reclassify Paramount's historical amount for Rental revenue and $19,558 of Fee and other income to Other revenues.
ii.To reclassify Paramount's historical amount of $10,459 relating to interest income out of Interest and other income, net to its own line, Interest income, with the remaining amount of $494 reclassified to Other income, net.
iii.To reclassify Paramount's historical amount of $5,724 relating to asset management revenues out of Fee and other income to Asset management revenues.
iv.To reclassify Paramount's historical amount for Operating expenses, Depreciation and amortization, and Transaction related costs to General and administrative.
v.To reclassify Paramount's historical amount for Interest and debt expense from Interest and debt expense (under Other income) to Interest expense and warehouse line fees (under Expenses).
vi.To reclassify Paramount's historical amount of $48,324 relating to compensation and benefits from General and administrative to Compensation and benefits.
vii.To reclassify Paramount's historical amount for Loss from real estate related fund investments, Loss from unconsolidated real estate related funds, and Income from unconsolidated joint ventures to Other income, net.
viii.To reclassify Paramount’s historical income/loss attributable to noncontrolling interest in Consolidated joint ventures, Consolidated real estate related funds, and the Operating Partnership into one line item - Noncontrolling interest in income/loss of consolidated subsidiaries.
ix.To reclassify Paramount's historical amount for Rental revenue and $26,861 of Fee and other income to Other revenues.
x.To reclassify Paramount's historical amount of $13,742 relating to interest income out of Interest and other income, net to its own line, Interest income, with the remaining amount of $16,713 reclassified to Other income, net.
xi.To reclassify Paramount's historical amount of $8,840 relating to asset management revenues out of Fee and other income to Asset management revenues.
xii.To reclassify Paramount's historical amount for Operating expenses, Depreciation and amortization, and Transaction related costs to General and administrative.
xiii.To reclassify Paramount's historical amount for Interest and debt expense from Interest and debt expense (under Other income) to Interest expense and warehouse line fees (under Expenses).
xiv.To reclassify Paramount's historical amount of $58,193 relating to compensation and benefits from General and administrative to Compensation and benefits.
xv.To reclassify Paramount's historical amount for Loss from real estate related fund investments, Loss from unconsolidated real estate related funds, and Income from unconsolidated joint ventures to Other income, net.

xvi.To reclassify Paramount’s historical income/loss attributable to noncontrolling interest in Consolidated joint ventures, Consolidated real estate related funds, and the Operating Partnership into one line item - Noncontrolling interest in income of consolidated subsidiaries.

Transaction Accounting Adjustments

b.This adjustment relates to straight-line rental income and amortization of above and below market of all leases acquired at Rithm's new basis, net of elimination of straight-line rental income, amortization of above and below market of leases under Paramount's historical basis.

c.This adjustment relates to amortization of debt premiums and/or discounts, net of elimination of amortization of deferred financing costs on all assumed debt.

d.This adjustment relates to depreciation and amortization of real estate assets acquired at Rithm's new basis, net of elimination of depreciation and amortization recognized under Paramount's historical basis. The following non-recurring items were not adjusted for:

•$10.4 million of costs incurred in connection with the Mergers; and
•$4.1 million of legal costs relating to an SEC investigation.

e.The following non-recurring items were not adjusted for:

•$8.2 million for severance costs for former Paramount executives; and
•$1.2 million of compensation and benefits costs for Paramount's former board of directors.

f.This adjustment relates to (i) straight-line rental income and amortization of above and below market of all leases relating to unconsolidated joint ventures, (ii) equity pick-up from unconsolidated joint ventures which were previously not accounted under the equity method of accounting, and (iii) amortization of debt premiums and/or discounts relating to unconsolidated joint ventures.

g.This adjustment relates to (i) the noncontrolling interests in consolidated subsidiaries' share of the adjustments in (b) through (f), (ii) Rithm Property Trust’s 3.9% share of the adjustments in (b) through (f), net of (iii) the elimination of the noncontrolling interest in the Operating Partnership.

h.This adjustment relates to straight-line rental income and amortization of above and below market of all leases acquired at Rithm's new basis, net of elimination of straight-line rental income, amortization of above and below market of leases under Paramount's historical basis.

i.This adjustment relates to amortization of debt premiums and/or discounts, net of elimination of amortization of deferred financing costs on all assumed debt.

j.This adjustment relates to depreciation and amortization of real estate assets acquired at Rithm's new basis, net of elimination of depreciation and amortization recognized under Paramount's historical basis.

k.The $3.1 million in non-recurring compensation and benefits relating to the board of directors of Paramount was not adjusted in this pro forma.

l.This adjustment relates to (i) straight-line rental income and amortization of above and below market of all leases relating to the unconsolidated joint ventures, (ii) equity pick-up from unconsolidated joint ventures which were previously not accounted under the equity method of accounting, (iii) amortization of debt premiums and/or discounts relating to unconsolidated joint ventures and (iv) elimination of non-recurring gain on extinguishment of tax liability.

m.This adjustment relates to (i) the noncontrolling interests in consolidated subsidiaries' share of the adjustments in (h) through (l), (ii) Rithm Property Trust’s 3.9% share of the adjustments in (h) through (l), net of (iii) the elimination of the noncontrolling interest in the Operating Partnership.